As filed with the Securities and Exchange Commission on August 13, 2026
Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	6022	59-3665079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
700 Central Avenue
St. Petersburg, Florida 33701
(727) 440-6848
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott J. McKim
Chief Financial Officer
BayFirst Financial Corp.
700 Central Avenue
St. Petersburg, Florida 33701
(Name, address, including zip code, and telephone number, including area code of agent for service)
Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Richard Pearlman, Esq. Igler and Pearlman, P.A. 3122 Mahan Drive Suite 801-180 Tallahassee, Florida 32308
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ■
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 13, 2026

BayFirst Financial Corp.

Up to 22,856,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 22,856,000 shares of our common stock, no par value (the “Securities”) issued upon the conversion or exchange of our Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D, no par value (the “Series D Preferred Stock”) and Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E, no par value (the “Series E Preferred Stock”), by certain selling shareholders identified herein (the “selling shareholders”).

The Securities were issued by us to the selling shareholders as part of the private placement of our securities that closed on April 28, 2026, as described further in this prospectus. We are registering the resale of the Securities pursuant to a Registration Rights Agreement entered into with the selling shareholders in connection with such private placement.

The selling shareholders may sell all or a portion of the Securities from time to time, in amounts, at prices and on terms as they may determine. The Securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 10. We will not receive any proceeds from the sale of the Securities by the selling shareholders.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “BAFN.” On August 11, 2026, the closing sales price for our common stock was $6.20 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9, as well as the other information relating to risks in documents we incorporate by reference into this prospectus to read about important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission, or SEC, nor any state securities regulator have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As permitted under the rules of the SEC, this prospectus incorporates important business information about BayFirst Financial Corp. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” in this prospectus.

The date of this prospectus is _____________, 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

The information contained in this prospectus, or any free writing prospectus prepared by us or on our behalf or to which we refer you, is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our assets, business, cash flows, financial condition, liquidity, prospects or results of operations may have changed since that date.

You should not interpret the contents of this prospectus, or any free writing prospectus prepared by us or on our behalf or to which we refer you, to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

We have not authorized anyone to provide any information to you other than that contained in this prospectus or in any free writing prospectus prepared by us or on our behalf to which we refer you. We take no responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Information contained on, or accessible through, our website is not part of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

As used in this prospectus, “BayFirst,” the “Company,” “we,” “us” and “our” refer to BayFirst Financial Corp., and the “Bank” refers to BayFirst National Bank, unless stated otherwise or the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions constitute “forward-looking statements.” Forward-looking statements involve risk and uncertainty and a variety of factors that could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or implied in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on our operations and the operations of our subsidiary, BayFirst National Bank, include, but are not limited to, changes in:

•market interest rates and general economic conditions,
•legislative/regulatory changes,
•monetary and fiscal policies of the U.S. Government,
•the quality and composition of the loan or investment portfolios,
•demand for loan and deposit products,
•competition,
•demand for financial services in our primary trade area,
•litigation, tax and other regulatory matters,
•accounting principles and guidelines, and
•other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing and services.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can include in this prospectus information by referring you to another document already on file with the SEC that contains that information. Any information incorporated by reference into this prospectus is considered to be part of this prospectus.

We incorporate by reference the following documents filed with the SEC:

•Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed on August 12, 2026;
•Our Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2026, filed on August 12, 2026;
• Our Definitive Proxy Statement on Schedule 14A, filed on June 4, 2026; and
•Our Current Reports on Form 8-K filed on January 6, 2026, January 29, 2026, February 3, 2026, February 13, 2026, March 31, 2026, April 30, 2026, May 5, 2026, May 21, 2026, June 30, 2026, July 15, 2026, July 16, 2026 and July 28, 2026.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner of shares of our common stock, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide such reports or documents upon written or oral request, at no cost to the requester. Requests for such items should be made to Chief Financial Officer, Scott J. McKim, at (727) 440-6848.

You may also access these documents at our website, www.bayfirstfinancial.com.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

The Jumpstart Our Business Startups Act (the “JOBS Act”), was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly-public companies that qualify as “emerging growth companies.” We are an “emerging growth company” within the meaning of the JOBS Act. As an emerging growth company, we intend to take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and the requirement that we hold a non-binding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this exemption from new or revised accounting standards. Accordingly, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-

year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on Nasdaq.

For certain risks related to our status as an emerging growth company, see the sections titled “Risk Factors,” and “We are an emerging growth company, as well as the other information relating to risks in documents we incorporate by reference into this prospectus and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.”

PROSPECTUS SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should purchase shares. You should read this entire prospectus carefully, including the “Risk Factors” contained in this prospectus, the “Risk Factors” contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

BayFirst Financial Corp.

BayFirst Financial Corp. is a bank holding company that operates through its wholly owned subsidiary, BayFirst National Bank. BayFirst commenced its bank holding company operations on September 1, 2000, by acquiring all shares of the Bank. BayFirst’s primary source of income is from the Bank, which serves a broad spectrum of consumers and small businesses in the Tampa Bay/Sarasota region. BayFirst strives to be a progressive institution in its products and services, technology, design, and social responsibility.

BayFirst’s corporate office is located at the BayFirst Executive Center, 700 Central Avenue, St. Petersburg, Florida 33701, and our telephone number is (727) 440-6848. We maintain a website at www.bayfirstfinancial.com. This reference to our website is included for the convenience of investors only and our website and the information contained therein or limited thereto is not incorporated into this prospectus or the registration statement.

BayFirst National Bank

The Bank commenced operations on February 12, 1999, as a Florida state-chartered commercial bank. In 2022, the Bank converted its charter to a national banking association. The Bank currently operates out of its main office and eleven additional banking centers located in the Tampa Bay/Sarasota area. The Bank’s main office is located at the BayFirst Executive Center. The Bank does not engage in any foreign business activities. The Bank offers its products and services through its community banking centers. In the third quarter of 2025, the Bank discontinued its Small Business Administration ("SBA") 7(a) lending division.

Community Banking

The Bank has structured its community banking services and charges for such services in a manner designed to attract consumers, small and medium sized businesses, and professionals located primarily in Pinellas, Hillsborough, Sarasota, Manatee, and Pasco Counties. The Bank focuses on customers that are seeking the flexibility and personalized relationships that a community bank can provide. The Bank offers specialized business and personal checking accounts, internet banking and online bill payment, lock box services, remote capture and deposit, cash management, wire transfers, safety deposit boxes, courier services, and Automatic Clearing House originations, among other services.

The Bank also offers customary community bank deposit products, including interest-bearing and noninterest-bearing checking accounts, money market deposit accounts ("MMDA"), savings accounts, certificates of deposit and Individual Retirement Accounts. The consumer product offering also includes unique programs, including, among others: 1) the Essential checking that assists customers in rebuilding their access to the banking system, 2) the TrendSetters Club which offers special benefits for those customers age 50+ years, and 3) the Cash Kids’ Club savings account that offers those age 12 and under special rates while teaching children basic financial skills through interactive and mobile application tools. The Bank’s business deposit products and related services include free checking accounts, interest-bearing checking accounts, savings accounts, MMDA, and access to business mobile and online banking, treasury management, cash management, merchant processing services, lock box services, remote deposit capture, and night depository.

A wide range of loans are also offered, including commercial, consumer, and real estate loans. The commercial lending efforts are directed principally toward businesses and professionals who otherwise do business with us, and include commercial real estate mortgages, construction and development loans, working capital loans, and business expansion loans. BayFirst focuses on providing the customer quick turnaround, competitive rates, and an easy application process. The Bank offers personal lines of credit, auto, boat, and recreational vehicle loans, residential mortgages, and home equity lines of credit. The Bank has been particularly successful in penetrating the small business community.

As of March 31, 2026, the Bank operated from twelve banking centers in the Tampa Bay area: five in Pinellas County, two in Hillsborough County, one in Manatee County, and four in Sarasota County. One banking center in Sarasota County was closed in May 2026.

Private Placement
On April 28, 2026, the Company issued and sold to the selling shareholders in the aggregate:
(i) 4,000 shares of the Series D Preferred Stock at a purchase price of $10,000 per share; and
(ii) 4,000 shares of the Series E Preferred Stock, at a purchase price of $10,000 per share, for gross proceeds of $80,000,000.

On July 14, 2026, all outstanding shares of the Series D Preferred Stock and Series E Preferred Stock were automatically converted or exchanged into 22,856,000 shares of our common stock (the “Conversion”).
On August 10, 2026, the Company made a payment in the amount of $9,704,434 of the proceeds for the redemption of Preferred Series A and Preferred Series B stock.

THE OFFERING

Securities Offered by Us	None.

Securities Offered by the Selling Shareholders	Up to 22,856,000 shares of our common stock issued in the Conversion

Use of Proceeds	We will not receive any proceeds fro the sale of the shares of common stock by the selling shareholders.

Nasdaq Capital Market Trading Symbol	Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “BAFN.”

Risk Factors
Before you invest in this offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 9 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

[Remainder of this page intentionally left blank]

RISK FACTORS

Investing in our securities involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before investing in this offering. The risks that we have highlighted here are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. In addition, there are risks beyond our control. If any of these risks actually occur, our business, financial condition or results of operations could be negatively affected, and you could lose part or all of your investment.

Risks Related to Our Business and Risks Related to Our Securities

Our business and securities related risks are described in detail in our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on August 12, 2026. The following risk factors supplement those risk factors.

Risks Related to this Offering

The market price of our common stock is volatile and may decline before or after the offering.

The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could be significant and could cause a loss in the amount invested in our shares of common stock.

In addition, the stock market in general, and the market for banks and bank holding companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. At times, securities class action litigation has been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We cannot assure you that the market price of our common stock will not decline after you purchase shares. If that occurs, you may have committed to buy shares of our common stock in the offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the offering you will be able to sell your common stock at a price equal to or greater than the purchase price.

Sales of large amounts of our common stock, or the perception that sales could occur, may depress our stock price.

The market price of our common stock could drop if the selling shareholders sell substantial amounts of their shares of common stock or other investors perceive sales to be imminent. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock.

Kenneth R. Lehman owns a substantial amount of our common stock.

Mr. Lehman owns approximately 11,428,000 shares of our common stock, which is greater than 40% of the outstanding shares of our common stock. Mr. Lehman has the contractual right to appoint one member of our board of directors, and will have the ability to significantly influence, if not control, the election of the other members of our board of directors. Mr. Lehman may have economic interests that are different from the interests of our other shareholders and may pursue or cause the election of directors whose judgment or opinions are different than our other shareholders.

PLAN OF DISTRIBUTION

We are registering the Securities to permit their resale by their holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.
The selling stockholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with sales of the Securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The selling stockholders may also sell Securities short and if such short sale shall take place after the date that this Registration Statement is declared effective by the SEC, the selling stockholders may deliver Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute Securities. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).
Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of the Securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
USE OF PROCEEDS

We will receive no proceeds from the sale of the Securities by the selling shareholders.

SELLING SHAREHOLDERS

Securities Covered by this Prospectus Held by the Selling Shareholders

The table below sets forth information concerning the resale of the Securities by the selling shareholders. When we refer to the “selling shareholders” in this prospectus, including in the “Plan of Distribution” section of this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, or other successors in interest who later come to hold any of the selling shareholders’ interests in the Securities and to whom we owe an obligation to register such securities.

The selling shareholders acquired their Securities that are issued and outstanding shares of our common stock as of the date of this prospectus pursuant to the private placement that closed on April 28, 2026, and the conversion or exchange of the shares of Series D Preferred Stock and Series E Preferred Stock issued in that private placement into shares of common stock on July 14, 2026. We will not receive any proceeds from the resale of the Securities by the selling shareholders.

The following table sets forth a list of the selling shareholders and their ownership of the Securities to be offered pursuant to this prospectus, and it is based on information provided to us by the selling shareholders. Since the date on which the selling shareholders provided us with such information, the selling shareholders may have sold, transferred or otherwise disposed of all or a portion of the Securities in a transaction exempt from the registration requirements of the Securities Act. Each of the selling shareholders may from time to time offer and sell any or all of the Securities set forth below relating to such selling shareholder pursuant to this prospectus. We do not know when or in what amounts each of the selling shareholders may offer the Securities for sale. It is possible that the selling shareholders will not sell any of the Securities offered under this prospectus. Because the selling shareholders may sell all, some or none of the Securities, no estimate can be given as to the number of shares that will be held by the selling shareholders upon termination of this offering. For purposes of the table below, we have assumed that the selling shareholders will sell all the Securities being registered and will not acquire or dispose of beneficial ownership of any additional shares of our common stock.

Based on the information supplied to us by the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer. To the extent any selling shareholder is, or is affiliated with, a broker-dealer, it could be deemed to be an “underwriter” within the meaning of the Securities Act.

	Before the Offering		After the Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned and Offered	Percent Beneficially Owned	Number of Shares Beneficially Owned	Percent Beneficially Owned
Kenneth R. Lehman	11,428,000	42.38%	0	0.00%
Vijay Patel	1,314,220	4.87%	0	0.00%
William Sultenfuss	1,314,220	4.87%	0	0.00%
Kavira Investment, LLC	1,142,800	4.24%	0	0.00%
Balasco Family Holdings, LLC	857,100	3.18%	0	0.00%
John M. McKibbon, III	857,100	3.18%	0	0.00%
ATRJR Roth, LLC	691,394	2.56%	0	0.00%
Jacobsen Property Investment, LLLC	571,400	2.12%	0	0.00%
ACBAFN, LLC	428,550	1.59%	0	0.00%
Angel Oak Financial Strategies Income Term Trust	285,700	1.06%	0	0.00%
Thomas Frederick	285,700	1.06%	0	0.00%
Vernon F. Korhn, III	285,700	1.06%	0	0.00%
KRFK, LLC	285,700	1.06%	0	0.00%
McKibbon Family Investment Fund, Ltd.	285,700	1.06%	0	0.00%
Tapper Ventures, Inc.	285,700	1.06%	0	0.00%
ATRJR, LLC	279,986	1.04%	0	0.00%
Allen & Laura Altman, JTWROS	214,275	0.79%	0	0.00%
ATRJR IRA, LLC	148,564	0.55%	0	0.00%
Jan M. Sher Irrevocable Family Trust	142,850	0.53%	0	0.00%
James K. Murray, Iii Revocable Trust	142,850	0.53%	0	0.00%
Bradford G. Douglas & Patricia L. Douglas	142,850	0.53%	0	0.00%
Golden Bullet Limited Partnership	142,850	0.53%	0	0.00%
Iluti, LLC	142,850	0.53%	0	0.00%
Joseph F. Taggart	142,850	0.53%	0	0.00%
Tonya S. Hills	142,850	0.53%	0	0.00%
JCB Family, LLC	142,850	0.53%	0	0.00%
Moretto Capital, LLC	142,850	0.53%	0	0.00%
Zaveri Reif, LLC	85,710	0.32%	0	0.00%
William T. Conroy & Stacy S. Conroy Trust	71,425	0.26%	0	0.00%
Touj Reif, LLC	71,425	0.26%	0	0.00%
Toujague Dynasty Trust	71,425	0.26%	0	0.00%
2024 Zaveri Charitable Remainder Trust	57,140	0.21%	0	0.00%

	Before the Offering		After the Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned and Offered	Percent Beneficially Owned	Number of Shares Beneficially Owned	Percent Beneficially Owned
CMFCRF, LLC	57,140	0.21%	0	0.00%
Bruce & Sunni Baerwalde Irrevocable Trust	42,855	0.16%	0	0.00%
CMask, LLC	42,855	0.16%	0	0.00%
Joshua Pardue	28,570	0.11%	0	0.00%
NAI Development, LLC	28,570	0.11%	0	0.00%
Robert Stern	28,570	0.11%	0	0.00%
Bass Collective, LLC	22,856	0.08%	0	0.00%

Material Relationships with the Registrant

Other than the acquisition of Securities from us and as discussed below, the selling shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Private Placement.

Board Representation. Mr. Kenneth R. Lehman is contractually entitled to designate one individual to be appointed to the Company’s and the Bank’s boards of directors. As of the date of this prospectus, Mr. Lehman has not designated an individual, but has indicated his expectation of designating himself.

Asset Resolution Plan. The Bank and Mr. Lehman together identified specific work-out assets and developed a mutually agreeable asset resolution plan pursuant to which the Bank accelerated its work-out strategy with respect to those identified assets. The Bank has completed and quantified the impact of the asset resolution plan The asset resolution plan includes the identification of specific loans within the Bank’s government guaranteed loan portfolio, as well as adjustments to the net amount expected to be collected on over 7,000 unguaranteed SBA 7(a) small balance loans. These adjustments impact loans measured at amortized cost in accordance with ASC 326 and loans measured at fair value in accordance with ASC 825. These adjustments amount to $38.4 million. Furthermore, the Company booked an impairment of $1.5 million on a non-marketable equity investment in a firm who was a partner with the Company’s former SBA 7(a) lending business and will also write down by $1.6 million the unamortized premiums on the Bank’s portfolio of purchased fully guaranteed USDA loans which are at risk of default or early prepayment.

Gross-Up Rights. Mr. Lehman has also been granted gross-up rights to acquire from the Company any equity or equity-linked securities (with certain exceptions) offered by the Company in order to enable him to maintain his proportionate ownership interest in the Company as immediately prior to such issuance.

Indemnification. Subject to certain limitations, the Company will indemnify each selling shareholder and certain of their related parties against losses in connection with breaches of the securities purchase agreement and the other documents contemplated therein by the Company or in connection with the transactions contemplated by such agreement. Subject to certain limitations, each selling shareholder will indemnify the Company and its affiliates and certain related persons against losses in connection with breaches of the securities purchase agreement and the other documents contemplated therein by such selling shareholder.

Registration Rights Agreement. On April 28, 2026, the Company and the selling shareholders entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will register for resale the Securities, which it is doing through the registration statement of which this prospectus forms a part. The Company will use its commercially reasonable efforts to cause the registration statement registering the Securities to be declared effective by the SEC and to keep such registration statement effective until the earlier of (i) such time as all of the securities covered by such registration statement have been publicly sold by such selling shareholders and (ii) the earliest to occur of the following: (A) a sale of the Securities pursuant to a registration statement or Rule 144 under the Securities Act (in which case, only with respect to such security sold by the selling shareholder); (B) the Securities becoming eligible for resale by the selling shareholder under Rule 144 under the Securities Act without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions; or (C) such securities cease to be outstanding.

If the Company fails to file the registration statement or have it declared effective by certain deadlines, if the registration statement ceases to remain effective, subject to specified grace periods, or if the Company fails to satisfy the current public information requirement of Rule 144(c)(1) under the Securities Act, then the Company will pay monthly liquidated damages to the selling shareholders in an amount of one percent (1.0%) of the aggregate purchase price paid by such selling shareholder for any unregistered Securities then held by such selling shareholder, subject to certain caps and limitations. The Company will pay all fees and expenses incident to the Company’s performance of its obligations under the Registration Rights Agreement, excluding (with certain exceptions) any underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and all legal fees and expenses of legal counsel for any such selling shareholder.

Directors and Officers of the Company and the Bank. On April 28, 2026, Alfred T. Rogers, Jr. became President, Chief Executive Officer, and a director of the Bank. On May 14, 2026, Mr. Rogers became President, Chief Executive Officer, and a director of the BHC. We also expect Mr. Lehman to become a director of the Company and the Bank pursuant to his contractual rights to designate a member of each board. Mr. Rogers is a principal and beneficial owner of selling shareholders ATRJR Roth, LLC, ATRJR, LLC, ATRJR IRA, LLC.

Ownership of Other Securities. Angel Oak Financial Strategies Income Term Trust owns $1,022,500 of the Company’s subordinated debt securities.
MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

As of August 3, 2026, we had approximately 533 record holders of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “BAFN.”

In July 2025, our Board of Directors suspended payments of dividends to common shareholders. Future dividends may be declared subject to the discretion of the Board. Our Board may consider, among other factors, debt service requirements of our debt both at the Bank and parent company levels, the dividend requirements of any outstanding preferred stock, our projected earnings, financial condition, and regulatory capital requirements, including applicable statutory and regulatory restrictions on the payment of dividends, in determining whether or not to declare a dividend.

LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe may result in a material loss. From time-to-time, we are involved in litigation arising in the ordinary course of our business.

[Remainder of this page intentionally left blank]

DESCRIPTION OF OUR SECURITIES

Common Stock

We have 100,000,000 shares of authorized common stock, no par value. Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock. The holders of common stock are entitled to elect the members of the Board and are entitled to vote as a class on all matters required or permitted to be submitted to the stockholders. Holders of common stock have one vote for each share of common stock owned, and do not have the right to cumulative votes in the election of directors.

Subject to the rights of the holders of our preferred shares, the holders of our common stock are entitled to dividends and other distributions if, as, and when, declared by our Board out of assets legally available for that purpose. Upon the liquidation, dissolution or winding up of BayFirst, the holder of each share of common stock is entitled, subject to the rights of the holders of our preferred shares, to share ratably, based on the number of shares held, in BayFirst’s assets remaining after payment of all of our debts and liabilities. All shares of our common stock currently outstanding are fully paid and non-assessable. Holders of our common stock do not have preemptive, conversion, exchange, or other rights to subscribe for or purchase any additional shares of common stock that we may issue in the future. If additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. There are no redemptive or sinking fund provisions applicable to the common stock.

The terms our Series C Cumulative Convertible Preferred Stock, described below, prohibit us from declaring or paying any dividends on our common stock, or from repurchasing, redeeming or acquiring our common stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Fractional Shares

We have issued, and may continue to issue, fractional shares of our common stock. Florida law provides that the holder of a fractional share is entitled to exercise the rights of a shareholder. The relevant statute (Section
607.0604, Florida Statutes) enumerates those rights to specifically include the right to vote, the right to receive dividends, and the right to receive distributions upon dissolution. Such rights would be available to, and exercised by, a shareholder in proportion to the amount of shares owned. Without limiting the generality of applicable Florida law, we intend to provide all shareholders, including any owner of a fractional share with all confirmations, proxy statements, and other documents required by law to be, or otherwise, provided to security holders.

BayFirst and our stock transfer agent will accept, process, and recognize trades in fractions of shares. A shareholder’s ownership of any fractional share will be recorded on our stock ledger. A shareholder may engage in private sales or purchases of fractional BayFirst shares.

Nasdaq does not permit the buying or selling of fractional shares. We do not believe other established markets or exchanges permit so either.

However, different brokers and their trading platforms handle fractional shares in different ways. Some facilitate trading fractional shares. Because of our size and relatively inactive market for our stock, a shareholder’s broker may not facilitate the trading of a BayFirst fractional share. Depending on the broker, a shareholder might need to buy or sell a certain dollar amount of fractional stock in order to complete a transaction. We can offer no assurance as to whether any broker or trading platform will permit an investor to purchase or sell a fractional share of BayFirst common stock. If a shareholder wants to buy or sell a fractional share, the shareholder should compare brokerages before signing up to ensure the one the shareholder chooses allows it.

Preferred Stock Generally
We have 1,000,000 shares of authorized preferred stock, no par value. Our articles of incorporation provide that our Board of Directors may authorize and issue series of preferred stock without stockholder approval. Any preferred shares issued in the future may further restrict our ability to declare or pay dividends on any junior stock, including the common stock.

Series C Cumulative Convertible Preferred Stock

10,000 shares of preferred stock have been designated as Series C Cumulative Convertible Preferred Stock. Each share of Series C Cumulative Convertible Preferred Stock has the same relative rights and is identical in all respects with every other share of Series C Cumulative Convertible Preferred Stock. The holders of Series C Convertible Preferred Stock do not have voting rights, except as required by the Florida Business Corporation Act.

The holders of shares of Series C Cumulative Convertible Preferred Stock are entitled to receive quarterly cash dividends at 11% per annum (subject to increase to 12% if we have not redeemed the shares by the tenth anniversary of their issuance). The terms our Series C Cumulative Convertible Preferred Stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Upon the dissolution, liquidation or winding up of the affairs of BayFirst, whether voluntary or involuntary, the holders of Series C Cumulative Convertible Preferred Stock then outstanding, together with holders of shares of any preferred shares then outstanding ranking on a parity with the Series C Preferred Stock upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of BayFirst (or the proceeds thereof) available for distribution to the holders of Series C Cumulative Convertible Preferred Stock after satisfaction of claims of creditors of BayFirst and any distribution or payments due to holders of preferred shares higher in priority to the Series C Cumulative Convertible Preferred Stock, but before any distribution or payment shall be made in respect of the common shares or with respect to preferred shares lower in priority to the Series C Cumulative Convertible Preferred Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Series C Cumulative Convertible Preferred Stock is $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

The holders of shares of Series C Cumulative Convertible Preferred Stock have the right to convert such shares into shares of common stock at a conversion ratio equal to the quotient of: (i) the $1,000 liquidation preference; divided by (ii) the tangible book value per share of common stock, calculated on the basis of BayFirst’s financial statements, as of the last day of the calendar quarter occurring prior to the date on which a holder exercises the conversion right; provided, however, that tangible book value shall be adjusted to reflect a subsequent quarter end only on the last day of the month succeeding such quarter end.

On the tenth anniversary of the issuance of any Series C Cumulative Convertible Preferred Stock, BayFirst must redeem such shares; provided, however, that BayFirst will not be so obligated if it does not have adequate funds to pay the redemption price or is prohibited by law or otherwise from redeeming the shares. BayFirst may redeem any portion of the outstanding shares of Series C Cumulative Convertible Preferred Stock at any time after the earlier of: (i) the third anniversary of their issuance; or (ii) the consummation of the first sale of shares of common stock in a bona fide underwritten public offering that results in aggregate net proceeds of not less than $30.0 million. The redemption price in either instance will be $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution.

Transfer Agent and Warrant Agent
Continental Stock Transfer & Trust Company serves as our stock transfer agent and registrar. It also serves as our warrant agent. Its address is 1 State Street, 30th Floor, New York, New York 10004 and its telephone number is (212) 509-4000.

INDEMNIFICATION

Under Florida law, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under Florida law, a corporation may not indemnify an officer or director against liability in connection with a claim by, or in the right of, the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. Florida law provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of a corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, both BayFirst’s and the Bank’s bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.
LEGAL MATTERS

Certain legal matters, including, among other things, the validity of the shares of common stock offered hereby, have been passed upon by Igler and Pearlman, P.A., Tallahassee, Florida, legal counsel to BayFirst.

EXPERTS

The audited consolidated financial statements of BayFirst Financial Corp. as of December 31, 2025 and 2024, and for the years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon the report given on the authority of such firm as experts in accounting and auditing.
The report of Forvis Mazars, LLP, contains an explanatory paragraph regarding a restatement of the 2025 and 2024 consolidated financial statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above.

We also maintain a website at www.bayfirstfinancial.com. You may also access those materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

BayFirst Financial Corp.

[     ], 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the listing fee.

Printing fees and expenses	$5,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Custodian, transfer agent, and registrar fees	5,000
SEC registration fee	19,804
Miscellaneous	45,000
Total	$109,804

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Florida law, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under Florida law, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. Florida law provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of a corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, both the Company’s and the Bank’s bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
II-1

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 2023, we sold the following unregistered securities:

Series C Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
9/29/2023	1,835	$1,835,000	NA	$—	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
10/18/2023	1,995	$1,995,000	NA	$—	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
11/2/2023	1,760	$1,760,000	NA	$—	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
11/30/2023	731	$731,000	NA	$—	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
12/292023	125	$125,000	NA	$—	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D

Series D Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
4/28/2026	4,000	$40,000,000	Hovde Group, LLC	$2,400,000	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
Series E Convertible Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
4/28/2026	4,000	$40,000,000	Hovde Group, LLC	$2,400,000	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
II-2

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (a) Exhibits.

Exhibit Number	Exhibit Name
*3.1	Amended and Restated Articles of Incorporation
*3.2	Bylaws
*3.3	Amendment to Bylaws, dated August 22, 2019
*3.4	Amendment to Articles of Incorporation, dated September 7, 2023
*3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D (Exhibit I-1 to Exhibit 10.16)
*3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E (Exhibit I-2 to Exhibit 10.16)
*4.1	Form of common stock certificate
*4.4	Form of Series C Cumulative Convertible Preferred Stock certificate
5.1	Opinion of Igler and Pearlman, P.A.
*10.1	Amended and Restated 2017 Equity Incentive Plan
*10.2	Form of Stock Option Agreement under Amended and Restated 2017 Equity Incentive Plan
*10.3	Form of Restricted Stock Award Grant Notice under Amended and Restated 2017 Equity Incentive Plan
*10.4	Form of Restricted Stock Unit Award Grant Notice under Amended and Restated 2017 Equity Incentive Plan
*10.5	Amended and Restated Dividend Reinvestment and Stock Purchase Plan
*10.6	2015 Non-Qualified Employee Stock Purchase Plan Amended and Restated, dated January 25, 2022
*10.7	First Amendment to 2015 Non-Qualified Employee Stock Purchase Plan
*10.8	Business Loan Agreement with First National Bankers Bank, dated March 10, 2021
*10.9	Form of 4.5% Fixed-to-Floating Subordinated Note Due 2021 issued on June 30, 2021
*10.10	Employment Agreement with Thomas G. Zernick, dated October 20, 2021
*10.11	Employment Agreement with Robin L. Oliver, dated October 20, 2021
*10.12	Employment Agreement with Scott J. McKim, dated July 24, 2023
*10.13	Form of Master Lease by and between BayFirst National Bank and Mountainseed Real Estate Services, LLC
*10.14	Amendment to 4.5% Fixed to Floating Subordinated Notes Due June 30, 2031
*10.15	Change in Terms Agreement for FNBB Term Loan
*10.16	Securities Purchase Agreement. dated April 28, 2026
*10.17	Form of Registration Rights Agreement (Exhibit A to Exhibit 10.16)
*10.18	Exchange Agreement (Exhibit J to Exhibit 10.16)
*10.19	Employment Agreement with Alfred T. Rogers, Jr.
*21.1	Subsidiaries of Registrant
23.1	Consent of Forvis Mazars, LLP
23.2	Consent of Igler and Pearlman, P.A. (contained in Exhibit 5.1)
24.1	Power of Attorney (contained with Signatures)
107	Filing Fee Table

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida on August 13, 2026

BAYFIRST FINANCIAL CORP.

/s/ Alfred T. Rogers, Jr.

Alfred T. Rogers, Jr., President, Chief Executive Officer, and
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred T. Rogers, Jr. and Scott J. McKim, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 of BayFirst Financial Corp. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Derek S. Berset Derek S. Berset	Director	August 13, 2026
/s/ Mark S. Berset Mark S. Berset	Director	August 13, 2026
/s/ Dennis R. DeLoach, III Dennis R. DeLoach, III	Director	August 13, 2026
/s/ Alexander Harris Alexander Harris	Director	August 13, 2026
/s/ Anthony N. Leo Anthony N. Leo	Director	August 13, 2026
/s/ Scott J. McKim Scott J. McKim	Chief Financial Officer (Principal Financial And Accounting Officer)	August 13, 2026
/s/ Robin L. Oliver Robin L. Oliver	Director	August 13, 2026
/s/ Alfred T. Rogers, Jr. Alfred T. Rogers, Jr.	President, Chief Executive Officer, and Director (Principal Financial And Accounting Officer)	August 13, 2026
/s/ Christos Politis, M.D. Christos Politis, M.D.	Director	August 13, 2026
/s/ Anthony Saravanos Anthony Saravanos	Director	August 13, 2026
/s/ Bradly W. Spoor Bradly W. Spoor	Director	August 13, 2026
/s/ Sheryl WuDunn Sheryl WuDunn	Director	August 13, 2026
/s/ Barbara Zipperian Barbara Zipperian	Director	August 13, 2026